EXHIBIT 24.3.6.

                          INDEPENDENT AUDITORS' CONSENT

                                       OF

                              SPICER JEFFRIES, LLP

                             DATED JANUARY 19, 2004

                                                     [LOGO] Spicer, Jeffries LLP
                                                    Certified Public Accountants

                                                        5251 SOUTH QUEBEC STREET
                                                     GREENWOOD VILLAGE, CO 80111
                                                       TELEPHONE: (303) 753-1959
                                                             FAX: (303) 753-0338
                                                          www.spicerjeffries.com

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement of MSTG Solutions, Inc., a Nevada corporation on Form SB-2, Amendment No. 5, of our report dated October 17, 2003, accompanying the Financial Statements of MSTG Solutions, Inc., which appear in such Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

                                                        /S/  SPICER JEFFRIES LLP

Greenwood Village, Colorado
January 19, 2004

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